Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Michael Connaway, the Executive Vice President and Chief Financial Officer of Helios Technologies (the “Company”), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended September 27, 2025 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2025

/s/ Michael Connaway
Michael Connaway Executive Vice President and Chief Financial Officer
(Principal Financial Officer)